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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2009

KELLY SERVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of principal executive offices)

(Zip Code)

(248) 362-4444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 22, 2009, Kelly Services, Inc. (the “Company”) released financial information containing highlighted financial data for the three months and year ended December 28, 2008. A copy of the press release is attached as exhibit 99.1 herein.

Item 2.05. Costs Associated with Exit or Disposal Activities

On January 21, 2009, the Chief Executive Officer of Kelly Services, Inc. authorized a restructuring plan for our United Kingdom operations (“Kelly U.K.”). The plan is the result of management’s strategic review of the operations of Kelly U.K. which identified the opportunity for additional operational cost savings. We have not yet identified specific branches or employees affected, but expect that the plan will result in the consolidation of certain operations and staff reductions. We expect that the plan will be completed by the end of 2009.

We currently estimate that we will incur total pre-tax charges associated with these actions of approximately $11 million to $14 million, including approximately $9 million to $11 million in facility exit costs and approximately $2 million to $3 million in severance expenses. We recorded $1.5 million of severance costs in the fourth quarter of 2008 and expect the remainder to be recorded in 2009 in accordance with generally accepted accounting principles. We expect all of the expense will result from future cash expenditures.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its meeting held January 21, 2009, the Board of Directors, based upon the recommendation of the Benefit Plans Committee and the Compensation Committee, respectively, approved a recommendation to freeze the Company matching contribution under Section 4.4 of the Company’s 2008 Management Retirement Plan (“MRP”) by indefinitely suspending the Company matching contribution with respect to employee deferrals credited under the Plan on and after February 1, 2009. The MRP is a non-qualified defined contribution/deferred compensation plan available to all highly compensated employees, including the Company’s named executive officers. But for the suspension of the match, the Company would have credited a matching credit to an eligible employee’s account in an amount equal to 50% of the first 8% of the employee’s base salary that was deferred for a payroll period and an amount equal to 50% of the first 8% of an eligible employee’s commissions and bonus that were deferred.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated January 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: January 22, 2009
/s/ Patricia Little
Patricia Little
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: January 22, 2009
/s/ Michael E. Debs
Michael E. Debs
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 22, 2009